UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 19, 2014

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On August 19, 2014, The Southern Company (the “Company”) entered into Underwriting Agreements covering the issue and sale of $400,000,000 aggregate principal amount of its Series 2014A 1.30% Senior Notes due August 15, 2017 (the “Series 2014A Senior Notes”) and $350,000,000 aggregate principal amount of its Series 2014B 2.15% Senior Notes due September 1, 2019 (the “Series 2014B Senior Notes”). Both the Series 2014A Senior Notes and the Series 2014B Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-179766) of the Company.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

1.2(a)
Underwriting Agreement relating to the Series 2014A Senior Notes, dated August 19, 2014, among the Company and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and UBS
Securities LLC, as representatives of the several Underwriters named in Schedule I thereto.

1.2(b)
Underwriting Agreement relating to the Series 2014B Senior Notes, dated August 19, 2014, among the Company and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and UBS
Securities LLC, as representatives of the several Underwriters named in Schedule I thereto.

4.2(a)	Ninth Supplemental Indenture to the Senior Note Indenture dated as of August 22, 2014, providing for the issuance of the Series 2014A Senior Notes.

4.2(b)	Tenth Supplemental Indenture to the Senior Note Indenture dated as of August 22, 2014, providing for the issuance of the Series 2014B Senior Notes.

4.8(a)	Form of the Series 2014A Senior Note (included in Exhibit 4.2(a) above).

4.8(b)	Form of the Series 2014B Senior Note (included in Exhibit 4.2(b) above).

5.1(a)	Opinion of Troutman Sanders LLP relating to the Series 2014A Senior Notes.

5.1(b)	Opinion of Troutman Sanders LLP relating to the Series 2014B Senior Notes.

12.1	Computation of ratio of earnings to fixed charges.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2014		THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen
Corporate Secretary